Exhibit 99.2

4Q20 QUARTERLY EARNINGS SUPPLEMENT January 26, 2021

Statements made in this document, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economy (including the impact of the new presidential administration and the impact of tariffs, a U.S. withdrawal from or significant negotiation of trade agreements, trade wars and other changes in trade regulations); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices, including CECL, which changed how the Company estimates credit losses; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of the London Inter-bank Offered Rate phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that the transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

This document contains financial information determined other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management also believes that these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition, and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this document to the most directly comparable GAAP measures is provided beginning on page 32 of this document. For more details on the Company’s non-GAAP measures, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

[LOGO]

Overview of First Busey Corporation (BUSE)

Company Overview

- 150+ year old bank headquartered in Champaign, IL
- Full service community bank serving Illinois, St. Louis, Indianapolis, and Southwest Florida markets
- Diversified lending portfolio across real estate, commercial, and retail products
- Named among Forbes' 2018 and 2019 Best-In-State Banks (Illinois), American Banker's "Best Banks to Work For" since 2016, and Best Places to Work in money management by Pensions & Investments Magazine in 2018, 2019, and 2020
- Numerous, other repeat "Best Places to Work" awards in all states in which it operates
- First Busey maintains an unwavering focus on its 4 Pillars – associates, customers, communities and shareholders

Branch Map



Sarasota
FLORIDA
Port Charlotte
Cape Coral
Chicago
Gary
La Porte
South Bend
Goshen
Valparaiso
Warsaw
Kankakee
Ottawa
Dixon
Clinton
Peoria
Pontiac
Bloomington
ILLINOIS
Pekin
Lincoln
Macomb
Keokuk
Quincy
Kirksville
Macon
Rushville
Jacksonville
Springfield
Charleston
Paris
Danville
Crawfordsville
Lafayette
Logansport
Kokomo
Anderson
Indianapolis
Terre Haute
INDIANA
Bloomington
Bedford
Robinson
Vincennes
Olney
Effingham
Vandalia
Salem
Columbia
Jefferson City
Jasper

Primary Business Segments

Commercial Banking

Busey BANK

- Illinois state chartered bank, organized in 1868
- Bank offers full suite of diversified financial products and services for consumers and businesses
- 68 branch locations, serving four state footprint

Wealth Management

Busey WEALTH MANAGEMENT

- Provides premier wealth and asset management services for individuals and businesses
- $10.23bn Assets Under Care

Retail Payment Processing

firstech

- Provides comprehensive and innovative payment processing capabilities
- Solutions tailored for online, mobile, walk-in, CSR, direct debit, lockbox, auto phone pay, VerID
- 28 million transactions per year

Financial Highlights

$ in millions	2018	2019	2020
Total Assets	$7,702	$9,696	$10,544
Total Loans (Exc. HFS)	5,568	6,687	6,814
Total Deposits	6,249	7,902	8,678
Total Equity	995	1,220	1,270
NPA/Assets	0.48%	0.34%	0.27%
NIM	3.45%	3.38%	3.03%
Core PPNR ROAA[(1)]	1.86%	1.76%	1.75%
Core ROAA[(1)]	1.34%	1.25%	1.06%
Core ROATCE[(1)]	15.89%	14.54%	12.47%

(1) Non-GAAP calculation, see Appendix

5

Banking the intersection of commercial and wealth Business Investment Advisory Business Solutions Commercial Lending Business Saving Services Business Checking Services Merchant Services Solutions Personal Online Banking Credit and Debit Cards Checking Services Consumer Loans Mortgage Banking Investment Services Investment Management Financial Goals Private Client Business Planning Custom Consulting Lockbox Processing Payment Concentrator Processing Verid Payment Solutions Walk-In Payments Online Bill Payments Mobile Payments Mobile Banking Direct Debit 6

Attractive Geographic Footprint

Four distinct operating regions provide for attractive mix of customers and demographics, providing compelling business and market opportunities

Northern

Banking Centers:
8

Deposits:
$1.1B

Avg. Deposits Per Branch:
$137.5MM

Median HHI:
$76,758



Chicago
Aurora
Oswego
Naperville
Joliet
New Lenox
Chicago Heights
Braidwood

Gateway

Banking Centers:
24

Deposits:
$2.7B

Avg. Deposits Per Branch:
$112.5MM

2020 Pop:
2.8 Million



O'Fallon
St Peters
Collinsville
Belleville
Waterloo
Arnold

Central

Banking Centers:
32

Deposits:
$4.9B

Avg. Deposits Per Branch:
$153.1MM

DMS Rank:
Top 5 in 7 out of 8 IL Markets



Peoria
Carmel
Indianapolis
Greenwood
Danville
Springfield
Decatur
Champaign
Urbana
Charleston

Florida

Banking Centers:
4

Deposits:
$289MM

Avg. Deposits Per Branch:
$72.3MM

2020-25 Pop. Growth:
5.9% versus U.S. avg. 2.9%



Venice
North Port
Englewood
Port Charlotte
Punta Gorda
North Fort Myers
Cape Coral
Fort Myers
Lehigh Acres
Iona
San Carlos Park

The proposed acquisition of Glenview State Bank, announced on January 19, 2021 would add 7 branches and $1.2 billion in deposits to our Northern Region

Previously announced branch consolidation was completed on October 23, 2020. Exhibits above depict the First Busey franchise subsequent to the completion of those branch closures. Exhibits do not include statistics related to the announced acquisition of Glenview State Bank   Source: S&P Global Market Intelligence, US Census Claritas data as of 6.30.20

7

Experienced Management Team Van A. Dukeman Chairman, President & Chief Executive Officer, First Busey Corporation Has served as President & CEO of First Busey since 2007. Mr. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007. In addition to his role as President & CEO, Mr. Dukeman became Chairman of the Holding Company Board effective July 22. Mr. Dukeman’s 40 years of diverse financial services experience and extensive board involvement throughout his career brings a conservative operating philosophy and a management style that focus on Busey’s associates, customers, communities and shareholders. Highly experienced board with nearly 150 years of combined director experience Management aligned with shareholders (insider ownership of 8.3%) Amy L. Randolph Chief of Staff & EVP of Pillar Relations Robin N. Elliott President & CEO, Busey Bank Joined Busey in 2006 and led various finance functions prior to serving as CFO/COO and now Bank President/CEO. Mr. Elliott has played instrumental roles in executing various strategic and growth initiatives. Before joining Busey, Mr. Elliott worked for various national public accounting firms, including Ernst & Young. Jeffrey D. Jones EVP & CFO Joined Busey in August 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey. Mr. Jones previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. Robert F. Plecki, Jr. EVP, Chief Banking Officer Joined Busey in 1984 and has served in the role of Chief Credit Officer or Chief Banking Officer of First Busey since 2010 as well as serving as the Chair of Credit Committees. Mr. Plecki previously served as President & CEO of Busey Wealth Management, COO, and EVP of the Florida and Champaign market. Prior to the 2007 merger with First Busey, Bob served in various management roles at Main Street Trust. John J. Powers EVP & General Counsel Monica L. Bowe EVP & Chief Risk Officer

Attractive Franchise Established in 1868, with more than 150 years of commitment to local communities and businesses Operating with 68 branches across four states: Illinois, Missouri, Indiana, and Florida Experienced and proven management team Attractive and diverse business strategy with premier commercial bank, wealth management, and payment processing solutions for individuals and businesses Sound Growth Strategy Drive organic growth through regional operating model with highly aligned commercial and wealth relationship focused strategies in key markets of operation Leverage track record as proven successful acquirer to expand through disciplined M&A High Quality Loan Portfolio Strengths in commercial & industrial, commercial real estate, and residential real estate lending Highly diversified loan portfolio without material loan concentrations Strong asset quality and continued firm-wide commitment to upholding high standards of credit quality Reserves/NPLs of 416% and NPL/Loans of 0.38% (excludes PPP loans; as of 12/31/20) Strong Core Deposits Attractive core deposit to total deposit ratio (98%) (1) Low cost of total deposits (22 bps) and cost of non-time deposits (7 bps) in Q4 2020 Strong Capital and Liquidity Position GAAP and regulatory capital levels significantly in excess of well-capitalized requirements Remains substantially core deposit funded, with a low loan-to-deposit ratio High quality, short duration securities portfolio and asset sensitive balance sheet Diversified Revenue Attractive Profitability and Returns Significant revenue derived from diverse and complimentary fee income sources Noninterest income/operating revenue of 29% MRQ and FY2020 Core Pre-Provision Net Revenue ROAA 1.75% FY2020 and 1.80% Q4 2020(2) • Core ROAA & ROATCE 1.06% and 12.47% FY2020 and 1.31% and 15.21% Q4 2020(2) Core Adjusted Efficiency Ratio for FY2020 is 53.02% and for 52.39% Q4 2020(2) 4Q20 Core diluted EPS $0.62(2) and quarterly dividend of $0.23 (4.03% yield)(3) Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less Non-GAAP calculation, see Appendix (3) Based on BUSE closing stock price on January 21, 2021. Company announced dividend increase to $0.23 on January 13, 2021

Robust Capital Foundation Resilient Loan Portfolio Strong Core Deposit Franchise & Ample Liquidity Capital ratios significantly in excess of well-capitalized minimums Regulatory capital relief on CECL implementation and PPP loans • TCE/TA ratio of 9.03% at 12/31/20(1) • Total RBC of 17.04% at 12/31/20 TBV per share of $16.66 at 12/31/20(1), up 7.8% year-over-year Diversified portfolio, conservatively underwritten with low levels of concentration NPAs/Assets: 0.27%Classified Assets/Capital: 8.5% Substantial reserve build under CECL → ACL/Loans: 1.59%(2)ACL/NPLs: 415.82% Significant decline in commercial loans in active deferral/modification from 23.1% of total ex-PPP commercial loan portfolio at June 30, 2020 to 4.0% at January 15, 2021 • 100 / 300 Test: 41% C&D221% CRE Robust holding company and bank-level liquidity Strong core deposit franchise –78.5% loan-to-deposit ratio, 97.7% core deposits (3) Borrowings accounted for approximately 3.3% of total funding at 12/31/20 $3.0 billion in cash & securities (72% of securities portfolio unpledged) Substantial sources of off-balance sheet contingent funding ($3.2 billion) Non-GAAP calculation, see Appendix Excluding amortized cost of PPP loans Core Deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less

Robust Capital Foundation

Tangible Common Equity Ratio (1)



$ in millions
9.5%
9.3%
9.2%
8.4%
8.9%
9.0%
$703
$865
$864
$884
$905
$921
2018 Q4
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4
TCE
TCE Ratio

Total Capital Ratio (2)



$ in millions
14.8%
14.0%
13.9%
16.2%
16.6%
17.0%
$291
$298
$291
$461
$489
$515
$603
$739
$756
$739
$737
$731
2018 Q4
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4
Well Cap Min
Excess over Min
Total Capital Ratio

Leverage Ratio (2)



$ in millions
10.4%
9.9%
9.9%
9.4%
9.4%
9.8%
$784
$922
$922
$941
$964
$983
4%
2018 Q4
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4
Tier 1 Capital
Leverage Ratio
Min Ratio

Consolidated Capital as of 12/31/2020 (2)

$ in millions

	Total Capital Ratio	Tier 1 Capital Ratio	Common Equity Tier 1 Ratio
Current Ratio	17.0%	13.4%	12.4%
Minimum Well Capitalized Ratio	10.0%	8.0%	6.5%
Amount of Capital	$1,246	$983	$909
Well Capitalized Minimum	$731	$585	$475
Excess Amount over Well-Capitalized	$515	$398	$434

(1) Non-GAAP calculation, see Appendix
(2) 4Q20 Capital Ratios are preliminary estimates

11

Loan Portfolio Composition as of 12/31/2020 Loan Portfolio Geographic Segmentation (1) Other HELOCs 0% 5% Florida 5% Missouri 24% 1-4 Family Residential 16% Construction & Development 7% Non-Owner Commercial & Industrial 30% Owner Occupied CRE 13% Illinois 66% Indiana 5% Occupied CRE 29% Funded Draws & Line Utilization Rate (2) Total Loan Portfolio = $6.8 billion MRQ Yield on Loans = 4.07% Total Loan Portfolio (ex-PPP) = $6.4 billion MRQ Yield on Loans (ex-PPP) = 3.87% 2,084 58% 2,044 57% 2,020 56% 1,945 1,924 1,855 54% 54% 1,8211,821 52%53%52% 1,774 1,807 52%52% Based on loan origination Excludes Credit Card and Overdraft Protection Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Funded Draws% Utilized

High Quality Loan Portfolio: C&I

C&I Portfolio Overview

- 25% of total loan portfolio (ex-PPP loans)
- Diversified portfolio results in low levels of concentrated exposure
  - Top concentration in one industry (manufacturing) is 16%, or 4% of total loans
- Only 2.3% of loans are classified
- No material exposure to oil & gas
- Decrease in C&I loans outstanding from Q1 to Q4 driven by decreased line utilization

Total C&I Loans (1)

$ in millions


$1,680
$1,748
$1,767
$1,629
$1,545
$1,569
2019 Q3
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4

(1) (ex-PPP) loan totals include purchase accounting, FASB, overdrafts, etc.

C&I Loans by Sector (ex-PPP)

$ in thousands

NAICS Sector	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	12/31/20 Classified Balances
Manufacturing	$259,367	4.1%	$11,816
Finance and Insurance	$184,290	2.9%	$0
Educational Services	$167,600	2.6%	$881
Real Estate Rental & Leasing	$155,263	2.4%	$793
Wholesale Trade	$152,812	2.4%	$925
Agriculture, Forestry, Fishing and Hunting	$109,318	1.7%	$1,964
Construction	$107,136	1.7%	$2,321
Health Care and Social Assistance	$93,253	1.5%	$162
Public Administration	$66,263	1.0%	$0
Retail Trade	$64,492	1.0%	$918
Food Services and Drinking Places	$42,501	0.7%	$1,186
Transportation	$40,314	0.6%	$2,069
Professional, Scientific, and Technical Services	$36,349	0.6%	$7,675
Other Services (except Public Administration)	$28,366	0.4%	$71
Administrative and Support Services	$17,518	0.3%	$3,560
Arts, Entertainment, and Recreation	$12,585	0.2%	$2,086
Information	$9,295	0.1%	$0
Accommodation	$7,570	0.1%	$0
Management of Companies and Enterprises	$7,054	0.1%	$0
Waste Management Services	$2,403	0.0%	$0
Mining, Quarrying, and Oil and Gas Extraction	$1,832	0.0%	$0
Utilities	$1,677	0.0%	$0
Warehousing and Storage	$980	0.0%	$0
Other	$375	0.0%	$0
Grand Total	**$1,568,611**	**24.6%**	**$36,426**

13

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Manufacturing Loans

Subsector	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	1/15/21 Active Deferral Balances	12/31/20 Classified Balances	% of Category Classified	12/31/20 PPP Balances
Food Manufacturing	$57,565	0.9%	$0	$1,477	2.6%	$4,289
Transportation Equipment Manufacturing	$53,873	0.8%	$0	$1,321	2.5%	$109
Machinery Manufacturing	$51,048	0.8%	$0	$216	0.4%	$5,880
Miscellaneous Manufacturing	$38,071	0.6%	$0	$0	0.0%	$3,271
Fabricated Metal Product Manufacturing	$12,390	0.2%	$0	$109	0.9%	$2,517
Primary Metal Manufacturing	$9,649	0.2%	$0	$0	0.0%	$1,723
Printing and Related Support Activities	$8,311	0.1%	$0	$0	0.0%	$4,297
Nonmetallic Mineral Product Manufacturing	$5,683	0.1%	$0	$0	0.0%	$536
Electrical Equipment, Appliance, and Component	$5,296	0.1%	$0	$0	0.0%	$59
Beverage and Tobacco Product Manufacturing	$4,520	0.1%	$1,804	$3,039	67.2%	$799
Plastics and Rubber Products Manufacturing	$3,511	0.1%	$0	$621	17.7%	$718
Paper Manufacturing	$3,127	0.0%	$0	$2,619	83.8%	$891
Computer and Electronic Product Manufacturing	$2,378	0.0%	$0	$2,360	99.3%	$539
Textile Product Mills	$1,407	0.0%	$0	$0	0.0%	$1,340
Furniture and Related Product Manufacturing	$1,148	0.0%	$0	$53	4.6%	$610
Chemical Manufacturing	$599	0.0%	$0	$0	0.0%	$455
Wood Product Manufacturing	$535	0.0%	$0	$0	0.0%	$1,124
Apparel Manufacturing	$244	0.0%	$0	$0	0.0%	$399
Textile Mills	$10	0.0%	$0	$0	0.0%	$0
Petroleum and Coal Products Manufacturing	$0	0.0%	$0	$0	0.0%	$63
Leather and Allied Product Manufacturing	$0	0.0%	$0	$0	0.0%	$71
Grand Total	$259,367	4.1%	$1,804	$11,816	4.6%	$29,689

Total Manufacturing Loans: $259 Million or 4.1% of Loan Portfolio (ex-PPP loans)

4.6% Classified Loans

Diversified exposure across 21 industry subsectors results in no single level of high concentration

No subsector accounts for more than 1% of the total portfolio

14

High Quality Loan Portfolio: CRE $ in thousands Owner Occupied CRE Loans by Industry Investor Owned CRE Loans by Industry (1) Multifamily - Apartments & Student Housing by State 61.3% Weighted Avg. LTV •$26.7MM as of 1/15/21 in active deferrals, representing 3.3% of the category balance 62.1% are long-term Busey customers (4+ yrs) 0.8% Classified Loans in Segment Continuing Care Facilities$14,6850.2%$0 Other CRE$6,5360.1%$225 Grand Total$2,426,70238.1%$19,419 Investor owned CRE includes C&D, Multi-family and non-owner occupied CRE CRE Portfolio Overview 52% of total loan portfolio 27% of CRE loans are owner-occupied Only 1.3% of total CRE loans and 0.8% of non-owner occupied CRE loans are classified Low Levels of Concentrated Exposure Retail CRE top concentration at 17% of total CRE portfolio 15

$ in thousands Retail Trade & Retail CRE Loans Total Retail Loans: $632 million or 9.9% of Loan Portfolio Traveler Accommodation Loans Other 2% 12/31/20 Balances % of Total Loans 1/15/21 Active Deferral Weighted % of Classified Loans in 12/31/20 PPP Subsector (ex-PPP) (ex-PPP) Balances Avg LTV Segment Balances Hotel -Hotel - Full Service Large Chain $59,117 0.9% $12,208 61.4% 0.0% $0 BoutiqueHotel - Limited Service Large Chain $56,751 0.9% $21,191 63.2% 0.0% $0 29%Hotel - Full Service Boutique $41,775 0.7% $30,945 65.7% 0.0% $0 Hotel - Limited Service Boutique $10,247 0.2% $0 54.6% 0.0% $0 eHotel Ops.Hotel Operations (C&I)$7,5100.1%$00.0%$3,070 (C&I)Mixed Use - Hotel/Motel $3,848 0.1% $0 45.7% 0.0% $0 4%Motel CRE $189 0.0% $0 28.2% 0.0% $0 Other Accommodation Loans $60 0.0% $0 0.0% $66 Grand Total $179,498 2.8% $64,344 62.3% 0.0% $3,136 Total Traveler Accommodation Loans: $179 Million or 2.8% of Loan Portfolio 16

Loan Portfolio: Low Levels of Concentrated Exposure

$ in thousands

Food Services Loans



Other 1%
Full Serv Restaurant Ops 7%
Limited-Serv Restaurant Ops 21%
Limited-Serv Restaurant CRE 26%
Full Serv Restaurant CRE 45%

Food Services	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	1/15/21 Active Deferral Balances	Weighted Avg LTV	% of Classified Loans in Segment	12/31/20 PPP Balances
Full-Service Restaurant CRE	$64,947	1.0%	$15,799	60.5%	9.0%	$0
Limited-Service Restaurant CRE	$37,140	0.6%	$19	72.8%	0.0%	$0
Limited-Service Restaurant Operations	$30,363	0.5%	$1,347		0.0%	$7,034
Full-Service Restaurant Operations	$10,806	0.2%	$6,211		10.8%	$19,163
Drinking Place Operations	$1,040	0.0%	$80		0.0%	$931
Other Food Services	$291	0.0%	$25		0.0%	$1,126
Grand Total	$144,589	2.3%	$23,482	64.9%	4.9%	$28,254

Total Food Services Loans: $145 Million or 2.3% of Loan Portfolio

Agriculture Loans



Other 1%
Indiana 6%
Illinois 93%

Geographic Location by State	12/31/20 Balances (ex-PPP)	% of Total Loans (ex-PPP)	1/15/21 Active Deferral Balances	Farmland WAVG LTV	% of Classified Loans in Segment	% of Long-Term Customers (4+ Yrs)
Illinois	$77,638	1.2%	$0	42.0%	0.8%	84.6%
Indiana	$2,168	0.0%	$0	46.3%	0.0%	100.0%
Other State	$736	0.0%	$0	36.3%	0.0%	100.0%
Missouri	$302	0.0%	$0	40.3%	0.0%	100.0%
Total Farmland	$80,844	1.3%	$0	42.2%	0.7%	85.3%
Illinois	$44,028	0.7%	$0		3.1%	91.4%
Indiana	$5,349	0.1%	$0		0.0%	100.0%
Total Farm Operating Line	$49,376	0.8%	$0		2.8%	91.6%
Grand Total	$130,220	2.0%	$0		1.5%	87.5%

Total Agriculture Loans: $130 Million or 2.0% of Loan Portfolio

17

Commercial and Small Business Clients Busey announced on March 26 a six-month modification program, including up to two 90-day deferrals of payments or interest only payment options. This program expired on September 30 and all deferrals granted from this original opt-in program are no longer active While our formal program expired, Busey continues to offer support to customers clearly impacted by COVID-19 with deferrals approved after September 30 on a special request basis Deferrals have declined in the current outstanding commercial book from 23.4% to 4.0% as of 1/15/21 Commercial Payment Relief Program1/15/21 # of Loans 1/15/21 $ Net Balances % of All Deferral Balances% of Total Net Total Commercial Loans:$ in thousands7,668$5,055,499 Loans with deferrals granted after 9/30/20 Loans with aggregate deferral period exceeding 6 months Blended (P&I and I/O) Deferrals5$2,8890.2% Total23$34,1932.9%0.7% Loans no longer in deferral (B + C)998$978,091 Total commercial loans granted deferrals (A+B+C):1,083$1,181,97023.4%

$ in thousands Active Commercial Deferrals by Sectors

Personal Loan and Mortgage Customers Retail Payment Relief Program 1/15/21 1/15/21 % of All Deferral % of Total $ in thousands # of Loans $ Balances Balances Balances Table does not inc lude GSE servic ing-retained loans or purc hased HELOC pool

Participating in the CARES Act Paycheck Protection Program

Small Business Applications & Loan Funding

- As part of the CARES Act, Congress appropriated approximately $349 billion for the creation of the Paycheck Protection Program (PPP) as well as approving on April 24, 2020 an additional $310 billion for the PPP
- Busey was a bridge for this program and actively helped its customers sign up for this important financial resource
- On December 27, 2020, the Economic Aid Act became law extending the authority to make Paycheck Protection Program loans through March 31, 3021. The Act allocates $284 billion to fund this third round of PPP. We are actively assisting customers under the extended PPP programs

Summary Impact

- $749.4 million PPP loans originated as part of the CARES Act
- 4,569 total loans processed
- Over 85,000 jobs impacted
- $451.5 million PPP loans outstanding as of 12/31/2020 (see table for detail)
- $287.8 million of borrow forgiveness funds received from SBA during 4Q20
- Additional $167.4 million submitted to SBA pending forgiveness receipt at 12/31/2020
- Generated fees of approximately $25.4 million in 2020
  - Recognized $7.9 million fees net of deferred costs during Q4 2020, $4.2 million during Q3 2020, and $3.0 million during Q2 2020
  - $6.6 million deferred fees and $1.5 million deferred costs remaining as of 12/31/2020

Industry $ in thousands	PPP Balances	# of PPP Loans	Average Loan Size
Construction	$96,682	341	$284
Health Care and Social Assistance	$71,349	330	$216
Professional, Scientific, and Technical Services	$34,594	288	$120
Wholesale Trade	$31,933	110	$290
Manufacturing	$29,689	160	$186
Food Services and Drinking Places	$28,254	274	$103
Other Services (except Public Administration)	$27,091	352	$77
Retail Trade	$25,780	228	$113
Real Estate Rental & Leasing	$23,919	203	$118
Transportation	$17,972	83	$217
Finance and Insurance	$16,978	133	$128
Administrative and Support Services	$16,060	99	$162
Educational Services	$8,568	49	$175
Arts, Entertainment, and Recreation	$6,188	90	$69
Information	$4,129	16	$258
Accommodation	$3,136	29	$108
Other	$2,870	36	$80
Public Administration	$2,066	7	$295
Agriculture, Forestry, Fishing and Hunting	$1,958	75	$26
Warehousing and Storage	$878	3	$293
Waste Management Services	$578	7	$83
Management of Companies and Enterprises	$545	5	$109
Mining, Quarrying, and Oil and Gas Extraction	$271	3	$90
Utilities	$18	1	$18
Grand Total	$451,507	2,922	$155

21

Overview Conservative underwriting and strong asset quality allowed the Company to enter the economic downturn well-prepared Non-performing asset and classified asset ratios NPAs / Assets $ in m illions 10,544 9,696 have declined to multi-year lows Net charge-off experience has remained stable in range of 0.11% to 0.13% over the last three years 7,8617,702 0.48% 0.36% 0.34% 0.27% Adoption of CECL and subsequent provisioning has significantly bolstered reserve levels 2017 Q42018 Q42019 Q42020 Q4 Assets%NPAs/Assets $ in m illions Classifieds / Capital (1) $ in m illions NCOs / Average Loans $1,099 $1,155 $6,470 $7,007 $790 $854 $4,567 $5,534 14.7%14.3% 9.7% 8.5% -0.01% 0.13%0.11%0.12% 2017 Q42018 Q42019 Q42020 Q4 CapitalClassified/Capital 2017201820192020 (1) Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses Avg LoansNCOs/Avg Loans 22

Adoption of CECL Fortifies Loan Loss Reserves

Allowance / Loans (ex-PPP)


$ in millions
$5,520
$5,568
$6,687
$6,368
1.59%
0.97%
0.91%
0.80%
2017 Q4
2018 Q4
2019 Q4
2020 Q4
Ex-PPP Loans (EOM)
Allowance/Ex-PPP Loans

Allowance / NPLs


$ in thousands
$27,365
$36,598
$29,507
$24,301
416%
196%
138%
182%
2017 Q4
2018 Q4
2019 Q4
2020 Q4
NPLs
Allowance/NPLs

Allowance / NPAs


$ in thousands
$28,648
$36,974
$32,564
$28,872
350%
187%
137%
165%
2017 Q4
2018 Q4
2019 Q4
2020 Q4
NPAs
Allowance/NPAs

Provision Coverage / Net Charge-offs


N/A(1)
0.6x
1.4x
4.7x
FY 2017
FY 2018
FY 2019
FY 2020
Provision Multiple

(1) 4Q17 provision expense was $5.303 million and net recoveries were $0.484 million

23

2020 Q4 Average Deposit Composition Total Deposits & Loan to Deposit Ratio $ in m illions CD > 250k 3% CD < 250k 11% $ in m illions 89.1% $7,902$7,973 $8,910$8,643$8,678 Non-Int DDA 30% $6,249 84.6%84.6%81.1%82.4% 78.5% Savings & MMDA 30% Int DDA 26% 2018 Q42019 Q42020 Q12020 Q22020 Q32020 Q4 Total DepositsLoan to Deposit Ratio 2020 Q4 Average Cost of Deposits = 0.22% 2020 Q4 Average Cost of Non-Time Deposits = 0.07% Core Deposits(1) / Total Deposits Contingency Liquidity as of 12/31/20 $ in m illions $ in m illions $5,705 $7,587$7,624 95.6% $8,595$8,392$8,478 97.7% 97.1% 96.5% Unpledged Securities $1,606 Available FHLB $1,337 FRB Discount $505 Fed Funds Lines $467 Brokered Availability (10% deposits) $860 Total $4,775 2018 Q42019 Q42020 Q12020 Q22020 Q32020 Q4 Core DepositsCore/Total Deposits

Net-Interest Income Net Interest Income increased 4.6% from $69.8 million in Q3 to $72.9 million in Q4 Loan interest income and fees (net of deferred costs) attributable to PPP increased to $9.5 million in 4Q20 from $6.1 million in 3Q20 Net Interest Margin increased 20 bps vs Q3 from 2.86% to 3.06% in Q4 PPP loan forgiveness and associated recognition of deferred fees net of deferred cost contributed 21 bps to NIM Core ex-PPP and ex-accretion loan yield declined 5 bps from 3.78% to 3.73% offset by 5 bps improvement in funding costs Accretion income accounted for 10 bps of NIM in Q4, down from 11bps in Q3 Non-Interest Income Non-Interest Expense Earnings Non-interest income of $30.5 million in Q4, equated to 29% of operating revenue Wealth Management fees rose to $10.6 million in 4Q20 with assets under management up 7.6% to $10.2 billion at quarter-end Fees for customer services were $8.2 million in Q4, an increase from $8.0 million in Q3 Mortgage revenue declined to $3.2 million in 4Q20 from $5.8 million in 3Q20 Core non-interest expenses (1) (excluding one-time acquisition and restructuring related items) of $56.5 million in 4Q20 Core adjusted non-interest expenses (excluding intangible amortization, unfunded commitment provision and one-time items) of $54.1 million in 4Q20, equating to 52.4% core adjusted efficiency ratio(1) $5.1 million decrease in quarterly run rate of core adjusted expenses(1) since 4Q19 implies 8.6% reduction in core expense base Amortization expense associated with tax credits increased core non-interest expenses $1.1 million quarter over quarter. These expenses are offset dollar for dollar in the income tax expense line Core, adjusted pre-provision net revenue of $47.2 million (1.80% PPNR ROAA) (1) Core net income of $34.3 million or $0.62 per diluted share (1) 1.31% Core ROAA and 15.2% Core ROATCE (1) Provision Provision expense of $3.1 million in Q4 compared to $5.5 million in Q3 Net charge-offs totaled $0.9 million in Q4 compared to $2.8 million in Q3

Core Net Income & Earnings Per Share (1) Core ROAA & ROATCE (1) $ in thousands $31,782 $30,535 $26,191 $32,803 $34,255 14.5%14.9% 1.30% 1.25% 12.2% 14.8%15.2% 1.31% 1.22% $0.55$0.57 $15,479 $0.48 $0.60$0.62 7.4% 1.02% $0.28 0.64% 2019 Q32019 Q42020 Q12020 Q22020 Q32020 Q4 Core Net IncomeEarnings Per Share 2019 Q32019 Q42020 Q12020 Q22020 Q32020 Q4 Core ROATCECore ROAA Core Pre-Provision Net Revenue / Avg. Assets (1) Net Interest Margin $ in thousands $43,600 $41,131 $46,448 $48,701$47,156 4.18%4.03% 3.35% Earning Assets Yield 3.47% 3.26%3.41% $38,211 3.27% 3.03% 2.86%3.06% 1.79% 1.80%1.81%1.80% Net Interest Margin 3.03% 2.82%2.85% 1.68% 1.59% 0.87%0.80% 0.14%0.14% Cost of Funds Accretion 0.47%0.42%0.37% 0.11% 0.10% 2019 Q32019 Q42020 Q12020 Q22020 Q32020 Q4 Core PPNRCore PPNR / Avg Assets 2019 Q32019 Q42020 Q12020 Q22020 Q32020 Q4 Earning AssetsCost of FundsNIM Accretion Ex-PPP Loan NIM

Net Interest Income & Net Interest Margin Net Interest Margin Bridge $ in millions $72.7$70.2$71.5$70.4$73.6 $3.0$2.8$2.5$2.6$2.5 3Q20 NIM 2.86% 3.27% 3.20% 3.03% 2.86% 3.06% PPP Contribution Reduction in Funding Cost Discount Accretion 0.21% 0.05% -0.01% Net Interest Income increased 4.6% from $69.8 million in Q3 to $72.9 million in Q4 Net Interest Margin increased 20 bps vs Q3 from 2.86% to 3.06% 2019 Q42020 Q12020 Q22020 Q32020 Q4 TE Net Interest IncomeAccretionTax Equivalent NIM Ex-PPP Loan Yield -0.05% Historical Key Rates 4Q20 NIM 3.06% 5.50% 4.75% 3.25%3.25%3.25%3.25% -1.00%0.00%1.00%2.00%3.00% PPP contribution driven by $288 million of SBA forgiveness resulting in acceleration of net fee 2.39% 2.02% 1.92% accretion recognition 2.00% 1.68% 1.76% 0.99% 0.70% 0.67%0.72%0.92% 0.17%0.15%0.14% Leveraging our core deposit dominated funding base to drive down funding costs further in the 4Q 6/30/199/30/1912/31/193/31/206/30/209/30/2012/31/20 Prime1m LIBOR10-Yr Treasury

Diversified and Significant Sources of Fee Income

Overview

- Resilient, varied and complimentary sources of fee income provide revenue diversification with heightened value amidst cycle of margin compression
- Fee income represented 29.5% of operating revenue in 4Q20 and 29.5% FY 2020
- Key businesses of wealth management and payment processing contributed 48% of fee income in 4Q20
- Q-o-Q decline in non-interest income primarily attributable to $2.6 million decline in mortgage revenue

Non-Interest Income / Total Revenue



$ in millions
$104.4
$103.6
$97.0
$98.8
$102.0
$103.4
29.6%
30.5%
28.4%
28.3%
31.6%
29.5%
$30.9
$31.6
$27.5
$28.0
$32.3
$30.5
2019 Q3
2019 Q4
2020 Q1
2020 Q2
2020 Q3
2020 Q4
Non-Interest Income
Net Interest Income
Non-Int Inc / Total Income

Sources of Non-Interest Income

$ in thousands

Non-Interest Income Details	2020 Q4
Wealth Management Fees	$10,632
Fees for Customer Services	$8,204
Remittance Processing	$3,930
Mortgage Revenue	$3,159
Income on Bank Owned Life Insurance	$1,019
Net Security Gains	$855
Other Non-Interest Income	$2,700
Total Non-Interest Income	**$30,499**



Net Security Gains 3%
Other Non-Interest Income 9%
Income on Bank Owned Life Insurance 3%
Wealth Management Fees 35%
Mortgage Revenue 10%
Remittance Processing 13%
Fees for Customer Services 27%

28

Resilient Wealth Management Platform $ in millions $9,696 Wealth - Assets Under Care $9,503 $8,925$9,021 $10,228 Overview Provides a full range of asset management, investment and fiduciary services to individuals, businesses and foundations, tax preparation, philanthropic advisory services and farm and brokerage services Q4 2020 Summary Assets under care (ACU)eclipsed $10 billion for the first time in the company’s history and increased to $10.2 billion in 4Q20, a 7.6% increase over 3Q20 and 5.5% over 2019 Q42020 Q12020 Q22020 Q32020 Q4 Wealth - Revenue & Pre-tax Income $ in thousands the previous quarterly high in 4Q19 Wealth revenue of $10.7 million in 4Q20, and $43.4 million for FY2020 $11,354 $11,709 $10,310 $10,662$10,748 40.8% Wealth pre-tax net income of $4.4 million in 4Q20, and $17.3 million for FY2020 36.8% $4,176 40.4% 39.3%39.1% $4,735 $4,056$4,165$4,387 Pre-tax profit margin of 40.8% in Q420 compares to 39.9% for FY2020 Strong quarter for new assets funded, with $152 million during 4Q20 and $564 million for the year Acquisition 2019 Q42020 Q12020 Q22020 Q32020 Q4 RevenuePre-Tax Net IncomePre-Tax Profit Margin Announced acquisition of Glenview State Bank would add nearly $1.1 billion in AUC upon completion 29

##soft-pag

Non-Interest Expense $65,490 $2,681 $3,652 $59,157 $60,514 $2,557 $145 $1,017 $56,795 $53,068 $2,519 $487 $567 $49,495 $56,542 $2,493 $2,529 $250 $51,270 $64,073 $2,439 $7,550 $54,096 -$12 The Company’s efforts to reduce core expenses have driven efficiency gains despite the margin compression experienced Core adjusted expenses(1) of $54.1 million in 4Q20 excluding amortization, acquisition / 2019 Q42020 Q12020 Q22020 Q32020 Q4 Core Adjusted ExpensesUnfunded Provision One-time Non-Recurring ExpensesIntangible Amortization Efficiency Ratio (1) 60.5% restructuring related charges $5.1 million decrease in quarterly run rate of core adjusted expenses(1) since 4Q19 implies 8.6% reduction in core expense base 57.0% 59.7%59.5% 58.5% 51.0%50.5% 49.9% 52.4% 50.0%49.7% 59.7% 52.4%52.4% An increase of New Market Tax Credit amortization of $1.1 million which reduces income taxes 2019 Q42020 Q12020 Q22020 Q32020 Q4 Reported Eff RatioCore Eff RatioCore Eff Ratio (ex-CECL) (2) Professional fee increases of $1.2 million Q-o-Q Non-GAAP calculation, see Appendix (2) Core Efficiency Ratio (ex-CECL) Non-GAAP less provision for unfunded commitments 30

Recap of Recently Completed Bank Efficiency Initiatives In accordance with the Company’s previously announced plans, 12 banking centers were closed on October 23, 2020, as part of the Company’s efforts to ensure a balance between its physical banking center network and robust digital banking services while also optimizing operating efficiency When fully realized, annualized expense savings net of expected associated revenue impacts are anticipated to be approximately $3.3 million. A significant majority of these cost savings began to be realized in the fourth quarter of 2020 Non-operating pretax expenses(1) in salaries, wages and employee benefits in relation to the banking center closings were $0.6 million during the third quarter of 2020 and $0.1 million in the fourth quarter of 2020 1,595 Full-Time Equivalents (FTE) 1,5311,5071,480 1,3711,346 Fixed asset impairment of $6.7 million was recorded during the fourth quarter of 2020 related to these banking centers Operating model reorganization executed in Q3 2020 anticipated annualized pre-tax non-interest expense savings of approximately $3.6 million, with approximately $1.6 million impacting 2020. Non-operating pre-tax expenses(1) in relation to the reorganization were $1.4 million in Q3 2020 2019 Q32019 Q42020 Q12020 Q22020 Q32020 Q4 Headcount reduced 15.6% from 3Q19 to 4Q20 Non-GAAP calculation, see Appendix 31

32 APPENDIX 32

[LOGO]

($ in thousands) Thre e Months Ende d

Professional fees and other2,4868,477864 Other restructuring costs Adjusted net income$103,477$118,429$108,728 Average total assets$ 7,742,142$ 9,443,690$ 10,292,256 Reported: Return on average assets(2)1.28%1.09%0.97% (2) Acquisition and other restructuring expenses 6,000 20,094 10,711 Provision for unfunded commitments — — 1,822 New M arket Tax Credit amortization — 1,200 2,311 Reported: Pre-provision net revenue to average assets(2) 1.78% 1.53% 1.61 % Adjusted: Pre-provision net revenue to average assets(2) 1.86% 1.76% 1.75 % Adjusted: Return on average assets 1.34%1.25%1.06% (Unaudited results) Year Ended 2018 2019 2020 Total Assets $7,702,357 $9,695,729 $10,544,047 Goodwill and other intangible assets, net (300,558) (373,129) (363,521) Tax effect of other intangible assets, net 8,547 17,247 14,556